EXHIBIT 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                     EXCLUSIVE LICENSE AND TECHNICAL SUPPORT
                                    AGREEMENT


         THIS EXCLUSIVE LICENSE AND TECHNICAL SUPPORT AGREEMENT (the "Agreement") is entered into as of the 28th day of August, 1998 (the "Effective Date") by and between MOLECULAR DEVICES CORPORATION, a Delaware corporation ("MDC") having an address at 1311 Orleans Drive, Sunnyvale, California 94089, AFFYMAX RESEARCH INSTITUTE, a ___________ corporation ("Affymax") having an address at 4001 Miranda Avenue, Palo Alto, California 94304, GLAXO GROUP LIMITED, a ____________ corporation having an address at ___________________________, and GLAXO WELLCOME INC., a ___________ corporation having an address at ____________________________, (Glaxo Group Limited and Glaxo Wellcome are sometimes collectively referred to herein as "Glaxo"). MDC, Affymax and Glaxo are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, Affymax has developed proprietary expertise, materials and technology related to a telecentric lens luminometer system further described herein (defined below as the "Licensed Technology");

         WHEREAS, Glaxo Wellcome Inc. is the beneficial owner of the Licensed Technology in the United States;

         WHEREAS, Glaxo Group Limited is the beneficial owner of the Licensed Technology outside of the United States;

         WHEREAS, MDC is engaged in the development and commercialization of high performance bioanalytical measurement systems;

         WHEREAS, MDC desires to develop and commercialize a luminometer system based upon the Licensed Technology as further described herein;

         WHEREAS, Glaxo desires to grant to MDC an exclusive license to develop and commercialize products incorporating or based upon the Licensed Technology, according to the terms contained herein;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

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1.       DEFINITIONS

         As used herein, capitalized terms will have the meanings set forth below.

         1.1 "Affiliate" means any person or entity directly or indirectly controlling, controlled by or under common control with either Party, where "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity, or the ability to control management of an entity.

         1.2 "Affymax Improvement" means any invention made solely by Affymax's employees, agents or independent contractors during the term of the Agreement, the manufacture, use, sale, offer for sale or import of which would infringe a Valid Claim of a Licensed Patent Right or a Joint Patent Right.

         1.3 "Best Efforts" means efforts to achieve the intended goal that are consistent with sound business judgment and interests of the acting Party, excluding any action, payment, or agreement that would result in significant financial or commercial detriment to the acting Party, as such Party shall determine in good faith.

         1.4 "Confidential Information" means any information that one Party discloses to the other Party pursuant to this Agreement, including without limitation any information relating to any research, project, work in process, future development, business plan, financial matter or personnel matter relating to such Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall include the terms of this Agreement.

         1.5 "[*]" means the commercial luminometer system that MDC is currently planning to develop and commercialize that is based upon the TLLS and that has the configuration set forth in Exhibit A.

         1.6 "Joint Inventions" means any invention made jointly by employees, agents or independent contractors of both MDC and Affymax during the term of this Agreement that relates to, is based upon or incorporates the TLLS.

         1.7 "Joint Know-How" means all know-how, discoveries, creations, inventions, technology, prototypes and information made jointly by employees, agents or independent contractors of both MDC and Affymax during the term of this Agreement that relates to Licensed Products or is based upon or incorporates the TLLS. Joint Know-How includes Joint Inventions.

         1.8 "Joint Patent Rights" means all patent applications, including any and all continuations, continuation-in-part or divisional applications, that claim Joint Inventions, any patents that issue from any of the foregoing applications, and any extensions, reissues and re-examinations of the foregoing patents, as well as foreign counterparts of all of the foregoing.

         1.9 "Joint Technology" means the Joint Patent Rights and the Joint Know-How.

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         1.10  "Licensed  Know-How"  means all know-how  necessary or useful for developing, making, selling, offering for sale or importing the TLLS that was or is developed by Affymax and owned or controlled (with the right to grant a license or sublicense thereunder) by Glaxo during the term of this Agreement. The Licensed Know-How excludes the Licensed Patent Rights.

         1.11 "Licensed Patent Rights" means (i) the U.S. patent application listed on Exhibit B, hereto, and (ii) all patent applications that claim an Affymax/Glaxo Improvement, in each case together with any and all continuation, continuation-in-part or divisional applications of the foregoing application, any patents that issue from any of the foregoing applications, and any extensions, reissues and reexaminations of the foregoing patents, as well as foreign counterparts of all of the above, that are owned or controlled (with a right to grant a license or sublicense thereunder) by Glaxo during the term of this Agreement. The Parties may update Exhibit B from time to time to set forth all Licensed Patent Rights.

         1.12 "Licensed Products" means any product sold by MDC, its Affiliates or sublicensees, including but not limited to the [*], the manufacture, use, sale, offer for sale or import of which, but for the license granted herein, would infringe a Valid Claim included in the Licensed Patent Rights or constitute a misappropriation of the Licensed Know-How.

         1.13 "Licensed Technology" means the Licensed Patent Rights and the Licensed Know-How.

         1.14 "MDC Improvements" means any invention, development, technique, process, machine, procedure or method representing an improvement, including any incremental modifications, of the TLLS that are not included in the Licensed Know-How as it exists as of the Effective Date and are not claimed in the Licensed Patent Rights, and that are made, conceived, reduced to practice or discovered solely by one or more employees, agents or independent contractors of MDC.

         1.15 "MDC Sole Inventions" means any invention made solely by MDC's employees, agents or independent contractors during the term of this Agreement that relates to Licensed Products or is based upon or incorporates the TLLS, including without limitation all MDC Improvements.

         1.16 "Net Sales" means the amount invoiced for sales of the [*] by MDC, its Affiliates and sublicensees to a Third Party, less (i) discounts, including cash discounts, rebates, retroactive price reductions or allowances actually granted or allowed from the billed amount, (ii) credits or allowances actually granted upon claims, rejections or returns of such Licensed Products, including recalls, (iii) freight, postage, shipping and insurance charges paid for delivery of the [*], to the extent billed, and (iv) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates or refunds.

         1.17 "Related Technology" means any invention, development, technique, process, machine procedure or method that is developed, created, discovered or invented by Affymax or Glaxo during the term of this Agreement and that (i) [*] the TLLS, Licensed Product or a [*]; (ii) is [*] of the Licensed Patent Rights or the TLLS; or (iii) is [*] to manufacture, use, sell, offer for

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sale or import  [*]that  are [*] as [*],  in each case  excluding  Affymax/Glaxo
Improvements but including all related intellectual property rights.

         1.18 "Third Party" means any person or entity other than a Party or an Affiliate of a Party.

         1.19 "TLLS" means the Telecentric Lens Luminometer System described in Exhibit C.

         1.20 "Transition Period" means the period commencing upon the Effective Date and ending upon the first shipment to a Third Party end user, or to Glaxo, in connection with a commercial sale of the [*].

         1.21 "Valid Claim" means a claim of a pending patent application or an issued, unexpired patent, which claim of a patent application has not lapsed or been canceled, abandoned or disclaimed and which claim of an issued patent has not lapsed, been declared invalid by a court or administrative body of competent jurisdiction in an unappealed or unappealable decision, or been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer.

2.       GRANT OF RIGHTS; PRODUCT DEVELOPMENT AND SUPPORT SERVICES

         2.1 License Grant to MDC. Subject to the terms and conditions of this Agreement, Glaxo hereby grants to MDC during the term of this Agreement an exclusive (even as to Glaxo and Affymax), worldwide, royalty-bearing license under the Licensed Technology and under Glaxo's and Affymax's interest in any Joint Technology to make, use, sell, offer for sale and import Licensed Products. Notwithstanding the foregoing, Affymax and its Affiliates retain a non-exclusive license under the Licensed Technology and its interest in the Joint Technology to make and use the Licensed Technology and Joint Technology for solely internal research purposes. Affymax and its Affiliates shall have no right to grant sublicenses under the foregoing license.

         2.2 Sublicensing. During the term of this Agreement, MDC may sell Licensed Product or grant sublicenses to Third Parties under the license granted to MDC under Section 2.1; provided, however, that if MDC intends to sell Licensed Product or grant a sublicense as permitted hereunder to any Third Party outside the field of [*] (as defined below), then it shall so notify Affymax and MDC and Affymax shall discuss in good faith appropriate adjustments to the royalty rate applicable to Net Sales of Licensed Products in such other field. Such adjusted royalty rate shall be commercially reasonable and determined in view of relevant issues such as, but not limited to, the historical MDC investment of MDC resources in development of the Licensed Technology including, but not limited to, [*] and MDC Improvements; the amount of financial and other resources necessary to develop and commercialize such Licensed Products; other technology that must be licensed or acquired to develop and commercialize such Licensed Products; and the potential profitability of such Licensed Products. "[*]" shall mean all [*] applications, including without limitation (i) the research, development, manufacture and commercialization of products useful in the investigation of [*] or [*] processes, and (ii) the research, development, manufacture and commercialization of [*] tools and other devices and

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provision of services  useful for the  activities  described in (i).  Nothing in this Agreement shall be interpreted to impose upon MDC any obligation to grant any sublicense under this Section 2.2.

         2.3 No Implied License. Neither Affymax nor Glaxo will obtain any licenses or other rights in or to any of MDC's technology or any MDC Sole Inventions or patent applications and patents claiming such inventions. Without limitation, Affymax and Glaxo shall have no right to design, develop, produce, distribute, market, sell and license any MDC Improvements.

         2.4 MDC Marketing and Sales Authority. Subject to Section 2.7, MDC shall have exclusive responsibility, authority and control regarding marketing and sales of Licensed Products.

         2.5 Glaxo Support Services. MDC agrees to provide support services as provided in this Section 2.5 for the [*] TLLSs that Affymax, as of the Effective Date, is manufacturing for its Affiliates. As a condition to MDC's obligation to provide such services, Affymax must permit MDC to have full access, as reasonably necessary and at times convenient to MDC, to assist in or to observe the production process for such TLLSs, and permit MDC to be involved in the production of such TLLSs. MDC shall provide to Glaxo routine maintenance and repair services for the life of the foregoing [*] TLLSs. Spare parts for such TLLSs shall be provided at the applicable list price, and travel and labor shall be provided [*] during the first [*] after the Effective Date, and thereafter at MDC's list price thereof.

         2.6 Transition Period Obligations. During the Transition Period, MDC and Affymax shall cooperate to complete on a timely basis the transfer to MDC of all Licensed Know-How in Affymax's possession according to a mutually agreed schedule. Without limitation, the technology and technical support listed on Exhibit D shall be transferred to MDC during the Transition Period. Additionally, as part of such technology transfer, Affymax shall (i) arrange for [*], or another appropriate individual reasonably acceptable to MDC, to provide to MDC up to [*] hours per week, for up to a total of [*] hours, of consulting services as reasonably necessary to facilitate such technology transfer, and
(ii) assist in the design of a testing plan to compare the TLLS in Affymax's possession on the Effective Date against the [*], and shall provide all reasonable assistance to MDC in performing such studies.

         2.7 Commercialization of [*]; Diligence. MDC shall use Best Efforts to commercialize Licensed Products. As a specific example of such efforts, MDC shall commercially launch Licensed Products prior to or on [*] the Effective
Date. If MDC fails to achieve such commercial launch within such [*] time period, the Parties shall promptly meet to discuss the reasons for such failure, and mutually acceptable remedial measures that MDC shall perform to correct such delay. If either the Parties are unable to agree upon such remedial measures within thirty (30) days after [*] of the Effective Date, or if MDC fails to perform diligently any mutually agreed remedial measure, then each of Affymax and Glaxo shall have the right to terminate this Agreement pursuant to Section 8.2.

3.       CONSIDERATION

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         3.1 License Fee. MDC will pay Glaxo Group Limited a license fee of [*], which amount shall be paid in three (3) [*]. The first such installment shall be due upon [*], the second such installment shall be due upon the date that is [*] after the Effective Date, and the last such installment shall be due [*].

         3.2 Royalties Payable to Glaxo.

             (a) MDC shall pay to Glaxo Group Limited a royalty on sales of [*] equal to [*] of Net Sales. [*] will be paid on sales of peripheral equipment or add-on components to the [*].

             (b) Except as otherwise provided in Section 2.2, MDC shall pay to Glaxo Group Limited a royalty on sales of Licensed Products other than the [*] at a rate to be agreed in good faith by the Parties no later than sixty (60) days prior to commercial launch of such Licensed Products, which royalty shall not exceed [*] of Net Sales. The royalty rate for Licensed Products other than the [*] shall be determined based upon the value of the Licensed Technology relative to the value of any other technology made or acquired by MDC that is necessary or useful for development or commercialization of such Licensed Products. For example, if the Parties determine that technology other than Licensed Technology contributes thirty percent (30%) of the value of such other Licensed Product, then the royalty rate due to Glaxo Group Limited on sales of such other Licensed Products shall be equal to [*] x (100%-30%), or [*].

         3.3 Payment; Records Retention.

             (a) Royalties shall be calculated on a calendar quarter basis (the "Payment Period"). Payment of royalties with respect to all of the [*] sold in a Payment Period shall be due within thirty (30) days after the end of such Payment Period, beginning with the Payment Period in which the first commercial sale of the [*] occurs.

             (b) MDC will keep complete and accurate records pertaining to the sale of the [*]. Such records will be maintained for a five (5) year period following the date in which any royalty payments were made hereunder.

         3.4 Payments to Glaxo. Although all payments under this Article 3 will be made to Glaxo Group Limited, Glaxo Group Limited and Glaxo Wellcome, Inc. shall mutually agree upon an appropriate allocation of such payments between them.

4.       REPORTS; RECORDS; AUDIT

         4.1 Reports. At the same time that it makes payments of royalties due with respect to a Payment Period, MDC shall deliver to Glaxo Group Limited a true and complete accounting of sales of the [*] and receipts from those sales during the term of this Agreement. Such accounting shall include Net Sales and royalties, by territory, by value (local currency and US$), and Net Sales, by territory, by quantity. If no sales of the [*] were made in any given reporting period, then the statement shall be to such effect. MDC shall maintain, and cause its Affiliates and sublicensees to maintain, complete and accurate books and records which enable the royalties

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and other  amounts  payable  hereunder  to be verified.  Such  records  shall be maintained for five (5) years after the submission of each report pursuant to this Article.

         4.2 Marketing Reports. MDC shall advise Affymax on an annual basis of MDC's general plans for marketing Licensed Products. Such plans shall not include detailed information such as forecasts or sales projections. On December 1 of each year during the term of this Agreement, MDC shall provide Affymax with reports on MDC's progress in performing under such plans.

         4.3 Affymax Cost Reports. Within 10 days after the Effective Date, Affymax will provide MDC with a complete, detailed analysis of all development costs incurred by Affymax for developing the TLLS prior to the Effective Date.

         4.4 Tax Withholding. In the event that MDC is required to withhold taxes imposed upon Glaxo for any payment under this Agreement by virtue of the statutes, laws, codes or governmental regulations of a country in which Licensed Products are sold, then such payments will be made by MDC on behalf of Glaxo by deducting them from the payment then due Glaxo and remitting such taxes to the proper authorities on a timely basis. After payment of such taxes, the payments provided for under this Agreement will be adjusted appropriately, provided that MDC supplies Glaxo with official documentation and/or tax receipt on such withholdings supporting such taxes and such payments as may be required by Glaxo for its tax records on or before the date on which such payment is due Glaxo under this Agreement.

         4.5 Foreign Payments. In the event MDC or any of its Affiliates or sublicensees receives payment for the [*] sold in a currency other than currency which is legal tender in the United States of America, all payments due to Affymax under Sections 3.1 and 3.2 hereof shall be converted, prior to payment, into United States Dollars at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the calendar quarter in which such transaction occurred. If MDC is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which accrued to Glaxo's account in a bank acceptable to Glaxo in the country whose currency is involved.

         4.6 Audit Request. Glaxo will have the right to engage, at its own expense, an independent, certified public accountant reasonably acceptable to MDC, to examine MDC's records from time to time as may be necessary to determine, with respect to any calendar year, the correctness of any report or payment made under this Agreement. If any such audit reveals an underpayment of more than ten percent (10%) of the correct amount of royalties due hereunder, such audit will be at the expense of MDC. If any audit conducted on behalf of Glaxo shall show that MDC or its Affiliates or sublicensees underpaid the royalties due to Glaxo under the licenses herein as to the period subject to the audit, then MDC shall immediately pay to Glaxo any such deficiency with interest thereon at an annual rate equal to the U.S. dollar reference rate ("prime rate") charged from time to time by Citibank, N.A. from the date due until paid.

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         4.7  Survival.  This  Article 4 will  survive any  termination  of this
Agreement for a period of five (5) years.

5.       EXCLUSIVITY; OPTION FOR RELATED TECHNOLOGY.

         5.1 Exclusivity. Except as expressly provided in this Article 5, Affymax and Glaxo shall not commercialize any product that is [*] during the term of this Agreement.

         5.2 Option Under Related Technology.

             (a) Notice of Opportunity to Obtain License to Related Technology. If Affymax or Glaxo develops or has developed Related Technology and desires to commercialize, either itself or together with one or more third parties, such Related Technology, then Affymax shall promptly notify MDC of such desire pursuant to Section 11.9 of this Agreement. Along with such notice Affymax shall provide any relevant data and other information in its possession that is necessary or useful for MDC to evaluate its interest in obtaining a license with respect to such Related Technology.

             (b) Option and Negotiation of Related Technology License. MDC shall have an exclusive option to obtain an exclusive license under the Related Technology to develop, make, use, sell, offer for sale and import products based upon or incorporating the Related Technology with respect to which Affymax or Glaxo provides a notice to MDC pursuant to Section 5.2(a) (the "Option"), as follows: If MDC notifies Affymax within sixty (60) days after receiving notice and relevant data and information pursuant to Section 5.2(a) that MDC is interested in obtaining a license, then Affymax and MDC shall negotiate in good faith, for a period of sixty (60) days following MDC's receipt of such notice and relevant data or for such additional period of time as the parties may mutually agree (the "Negotiation period"), the terms pursuant to which MDC shall obtain an exclusive license under such Related Technology. If, during the Negotiation Period, MDC decides that it is not interested in obtaining such license, it shall promptly notify Affymax in writing of such decision.

             (c) Exclusivity of Option. Affymax and Glaxo agree that they shall not offer to any third party the opportunity to obtain a license with respect to Related Technology or enter into any license with any third party with respect to Related Technology, until the first to occur of expiration of the period commencing upon MDC's receipt of notice and relevant data and information pursuant to Section 5.2(a), and ending sixty (60) days thereafter, if MDC does not during such period notify Affymax of MDC's interest in obtaining a license with respect to such Related Technology, (ii) the date upon which MDC notifies Affymax that MDC is not interested in obtaining such license, or (iii) the expiration of the Negotiation Period, if the Parties have not entered into a license with respect to such Related Technology prior to such time. After such date, Affymax and Glaxo shall be free to offer to third parties the opportunity to obtain a license, and to enter into a license with respect to such Related Technology on terms at least as favorable to Affymax or Glaxo as those last offered by MDC.

             (d) No Waiver. MDC's option under this Section 5.2 shall apply on a Related Technology by Related Technology basis. Any failure by MDC to exercise its option or any failure by the Parties to enter into a license pursuant to this Section 5.2 with respect to a

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particular  Related  Technology  shall not be deemed a waiver of MDC's rights to obtain a license with respect to any other Related Technology.

6.       CONFIDENTIALITY

         6.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information or materials furnished to it by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party that such Confidential Information:

             (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

             (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

             (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

             (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

         6.2 Authorized Disclosure. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if a Party is required by court order, law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure a protective order for, or confidential treatment of, such Confidential Information required to be disclosed.

         6.3  Survival.   This  Article  6  shall  survive  the  termination  or
expiration of this Agreement for a period of five (5) years.

         6.4 Publicity. The Parties will agree upon an initial public announcement regarding this Agreement to be released promptly after the execution of this Agreement. The Parties shall agree upon any additional public announcements regarding the terms of this Agreement in advance; provided, however that MDC may make public announcements regarding its progress in developing and commercializing Licensed Products without the prior consent of Affymax.

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7.       OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

         7.1 Ownership. MDC shall solely own all MDC Sole Inventions, including without limitation MDC Improvements, and all patent applications and patents claiming MDC Sole Inventions. Glaxo shall solely own all Affymax Improvements and all Licensed Patent Rights claiming such inventions. The Parties shall jointly own all Joint Inventions and all Joint Patent Rights.

         7.2 Disclosure of Patentable Inventions. Affymax shall disclose to MDC all Affymax Improvements and any Joint Inventions of which they become aware promptly to MDC. MDC shall disclose all Joint Inventions of which it becomes aware promptly to Affymax.

         7.3 Patent Filings. MDC shall have the first right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents (i) that are included in the Licensed Patent Rights other than those that claim Affymax Improvements, (ii) that claim MDC Sole Inventions, and (iii) that are included in Joint Patent Rights, in each case [*]. MDC shall keep Affymax informed of the status of each such patent application and all related filings. If MDC declines to file, prosecute or maintain any patent application or patent included in the Licensed Patent Rights or Joint Patent Rights, it shall so notify Affymax and Affymax may elect to pursue such patent application or patent, at its expense. Affymax, itself or together with Glaxo, shall have the first right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents claiming Affymax Improvements, [*]. Affymax shall keep MDC informed of the status of each such patent application and all related filings. If Affymax or Glaxo declines to file, prosecute or maintain any patent application or patent claiming an Affymax Improvement, it shall so notify MDC and MDC may elect to pursue such patent application or patent, [*]. The Parties shall cooperate reasonably in the prosecution of all patent applications under this Section 7.3.

         7.4 Enforcement Rights.

             (a) Infringement by Third Parties. If any patent included in the Licensed Patent Rights or Joint Patent Rights is infringed by a Third Party in connection with the manufacture, import, use, sale or offer for sale of a product competitive with the Licensed Products ("Competitive Product Infringement"), the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of such infringement in reasonable detail. MDC shall have the primary right, but not the obligation, to institute, prosecute or control any action or proceeding with respect to such infringement of a Licensed Patent Right or Joint Patent Right), by counsel of its own choice. Affymax shall have the right to participate in such action and to be represented by counsel of its own choice. If MDC fails to bring an action or proceeding within a period of ninety (90) days after having received written notice of that infringement, then Affymax, itself or together with Glaxo, shall have the right to bring and control any such action by counsel of its own choice, and MDC shall have the right to participate in such action and be represented by counsel of its own choice. If a Party brings any such action or proceeding hereunder, the other Party agrees to be joined as a party plaintiff and to give the Party bringing such action reasonable assistance and authority to control, file and prosecute the suit as necessary. The costs and expenses of the Party bringing suit under this Article (including the internal costs and expenses specifically attributable

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to said suit) shall be [*]. Any  remaining  damages shall be [*] for the purpose of [*]. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 7.4 may be entered into without the joint consent of MDC and Affymax.

             (b) Defense and Settlement of Third Party Claims Relating to Licensed Products. If a Third Party asserts that a patent or other right owned by it is infringed by the use, license, sale or other activity relating to the Licensed Products, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim and the related facts in reasonable detail. Defense of any such claim shall be controlled by MDC, provided that Affymax shall have the right to participate in such defense and to be represented in any such action by counsel of its selection at its sole discretion. MDC shall also have the right to control settlement of such claim with respect to the Licensed Technology; provided, however, that no settlement shall be entered into without the written consent of Affymax, which consent shall not be withheld unreasonably.

             (c) Allocation of Expenses Incurred Pursuant to Section 7.4(b). The expenses of patent defense, settlement and judgments pursuant to Section 7.4(b) with respect to the Licensed Technology and Joint Technology shall be borne [*], except as provided in Section 7.4(d).

             (d) Settlement of Third Party Claims for Infringement; Payment of Third Party Royalties. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, use, sale, offer for sale, import of, or any other activity relating to the Licensed Technology or Joint Technology, and as a result of settlement procedures or litigation under this
Section 7.4, MDC is required to pay the Third Party a royalty or make any payment of any kind for the right to use, license, sell or otherwise conduct activity relation to the Licensed Technology or Joint Technology, such expense shall be [*].

         7.5 Trademarks.

             MDC shall select, prosecute applications for, register, maintain and enforce the trademark for the Licensed Products, at MDC's sole expense. All uses of such trademark shall comply substantially with all applicable laws and regulations, including without limitation those laws and regulations particularly applying to the proper use and designation of trademarks. MDC shall make the final decision of whether and how to defend the trademark in the event of any actual, alleged or threatened infringement of the trademark for the Licensed Products or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses.

8.       TERMS AND TERMINATION

         8.1 Term. Except as otherwise provided herein, the term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement, shall expire upon the later of (i) the date upon which the last to expire of the Licensed Patent Rights or Joint Patents expires, or (ii) ten (10) years after first commercial sale of the Licensed Products.

         8.2 Termination for Cause. Either Party may terminate this Agreement upon sixty (60) days written notice upon or after the breach of any material provision of this Agreement by

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the other  Party if the  breaching  Party has not cured such  breach  within the sixty (60) day  period  following  written  notice of  termination  by the other
Party.

         8.3 Termination for Bankruptcy. Either Party shall have the right, in addition and without prejudice to any other rights or remedies available at law or in equity, to terminate this Agreement immediately if (i) all or a substantial portion of the assets of the other Party are transferred to an assignee for the benefit of creditors, to a receiver or a trustee in bankruptcy,
(ii) a proceeding is commenced by or against the other Party for relief under bankruptcy or similar laws and such proceeding is not dismissed within ninety
(90) days, or (iii) the other Party is adjudged bankrupt. All rights and licenses granted under or pursuant to this Agreement by Affymax are, shall otherwise be deemed to be, for purposes of Article 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Article 101 of the U.S. Bankruptcy Code. The Parties agree that MDC as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Upon the termination of this Agreement by MDC pursuant to this Section 8.3, MDC shall retain all licenses to the Licensed Technology granted hereunder subject to the payment to Affymax of a royalty on Net Sales as provided in this Agreement.

         8.4 Effect of Termination.

             (a) Upon termination of this Agreement pursuant to Section 8.2, each Party shall pay all sums accrued hereunder which are then due (except as expressly otherwise provided in this Agreement). Upon termination for any reason, both Parties shall maintain confidentiality of the other Party's Confidential Information consistent with Article 6.

             (b) Upon termination of this Agreement by MDC for Affymax's material breach pursuant to Section 8.2, all licenses granted to MDC shall survive. The provisions of Section 3.2 shall continue to apply with respect to any such royalties payable under this Section 8.4(b).

         8.5 Accrued Rights, Surviving Obligations. Termination of this Agreement shall not affect any accrued rights and remedies of either Party. Additionally, the terms of Articles 4, 6, 9, 10 and 11, and Sections 7.1 through 7.5, 8.4, and 8.5, shall survive any termination or expiration of this Agreement.

9.       REPRESENTATIONS AND WARRANTIES

         9.1 Mutual Representations and Warranties. Each Party hereby represents and warrants:

             (a) Corporate Power. Such Party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

             (b) Due Authorization. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

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             (c)  Binding  Agreement.  This  Agreement  is  a  legal  and  valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. Such Party has not, and during the term of the Agreement will not, grant any right to any Third Party with respect to its Patents or Know-how that would conflict with the rights granted to the other Party hereunder.

         9.2 Other Representations by Affymax and Glaxo. Affymax and Glaxo further represent and warrant to MDC that:

             (a) to the best of Affymax's and Glaxo's knowledge on the Effective Date, there are no Third Party claims to, or interferences or oppositions pending before any court or administrative office or agency relating to, the Licensed Patent Rights;

             (b) Glaxo owns all right, title and interest in the Licensed Technology, and Glaxo and Affymax own or control all rights necessary to grant the rights Glaxo and Affymax purport to grant to MDC pursuant to this Agreement; and

             (c) as of the Effective Date, neither Affymax nor Glaxo has received any notices of infringement or any written communications relating in any way to a possible infringement with respect to the Licensed Technology, and is not aware that the practice of the Licensed Technology as contemplated by this Agreement will involve any infringement or unauthorized use of any intellectual property rights of any Third Party.

10.      INDEMNIFICATION

         10.1 Indemnification by Affymax and Glaxo . Affymax and Glaxo hereby agree to indemnify, hold harmless and defend MDC against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts MDC becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims result from (i) Affymax's or Glaxo's negligence, or (ii) Affymax's or Glaxo's breach or alleged breach of any representation or warranty by Affymax or Glaxo or of any other provision of this Agreement, in each case except to the extent such claim is the subject of MDC's obligation to indemnify Affymax or Glaxo, as appropriate, pursuant to Section 10.2; provided that MDC provides Affymax or Glaxo with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of MDC) or settle any such claim, subject to Section 10.3.

         10.2 Indemnification by MDC. MDC hereby agrees to indemnify, hold harmless and defend Affymax or Glaxo against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Affymax or Glaxo becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims arise out of (i) MDC's negligence, recklessness or willful misconduct, (ii) MDC's breach or alleged breach of any representation or warranty by MDC or of any other provision of this Agreement, (iii) the

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development,  manufacture,  use,  sale,  offer for sale or  import  of  Licensed
Products by MDC, its Affiliates or sublicense, in each case except to the extent any such claim is the subject of Affymax's or Glaxo's, as appropriate, obligation to indemnify MDC pursuant to Section 10.1; provided that Affymax and Glaxo provide MDC with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Affymax and Glaxo) or settle any such claim, subject to Section 10.3.

         10.3 Mechanics. In the event that the parties cannot agree as to the application of Sections 10.1 and 10.2 above to any particular loss or claim, the parties may conduct separate defenses of such claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 10.1 and
10.2 above upon resolution of the underlying claim, notwithstanding the provisions of Sections 10.1 and 10.2 above requiring a Party to tender to the other Party the exclusive ability to defend such claim or suit. Neither Party shall settle any claim in a manner could reasonably be believed to adversely affect the other Party's business or rights hereunder without such other Party's written consent.

11.      MISCELLANEOUS

         11.1 Assignment.

             (a) MDC may assign any of its rights or delegate any of its obligations under this Agreement to any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. This Agreement shall survive any such merger or reorganization of MDC with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder. Neither Affymax nor Glaxo shall assign any of its right or delegate any of its obligations under this Agreement without MDC's prior written consent.

             (b) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

         11.2 Dispute Resolution.

             (a) The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 11 if and when a dispute arises under this Agreement.

         Unless otherwise specifically recited in this Agreement, disputes among the Parties will be resolved by reference first to their respective chief executive officers or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. In the event the designated executive officers are not able to resolve such dispute, either Party may at anytime after the sixty (60) day period seek to resolve the dispute through the means provided in Section 11.2(b).

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             (b) Any claim or  controversy  arising  out of or  related  to this
Agreement or any breach hereof that is not resolved by the designated officers as provided in this Agreement shall be submitted for resolution to a court of competent jurisdiction located in California, and each party hereby submits to the jurisdiction and venue of such court.

         11.3 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, earthquake, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

         11.4 Compliance with Law. Each Party hereto shall comply with all applicable laws, rules, ordinances, guidelines, consent decrees and regulations of any applicable federal, state or other governmental authority.

         11.5 Governing Law. This Agreement is deemed to have been entered into in the State of California, as applied to contracts entered into and performed entirely in California by California residents and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of California.

         11.6 Entire Agreement. This Agreement, including all Exhibits attached hereto, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties, including without limitation the [*] Term Sheet dated August 13, 1998. No subsequent alteration, amendment, change or addition to this Agreement, shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

         11.7 Transaction Costs. Each Party shall bear all costs incurred by such Party for legal, accounting and administrative services provided to such Party in connection with the investigation, negotiation and execution of this Agreement.

         11.8 Relationship of the Parties. Nothing hereunder shall be deemed to authorize either Party to act for, represent or bind the other except as expressly provided in this Agreement.

         11.9 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof by the other Party).

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         If to Affymax,
         addressed to:                      AFFYMAX RESEARCH INSTITUTE
                                            4001 Miranda Avenue
                                            Palo Alto, CA  94304
                                            Attention:     Chief Executive
                                                           Officer
                                            Telephone:     (650) 812-8700
                                            Telecopy:      (650) 424-0832

         If to Glaxo Group Limited,
         addressed to:                      GLAXO GROUP LIMITED

                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

                                            Attention:  ___________________
                                            Telephone:  ___________________
                                            Telecopy:   ___________________

         If to Glaxo Wellcome Inc.,
         addressed to:                      GLAXO WELLCOME INC.

                                            ____________________________________
                                            ____________________________________
                                            ____________________________________
                                            Attention:  ___________________
                                            Telephone:  ___________________
                                            Telecopy:   ___________________
         If to MDC,
         addressed to:                      MOLECULAR DEVICES CORPORATION
                                            1311 Orleans Drive
                                            Sunnyvale, CA  94089
                                            Attention:     Joseph Keegan, Chief
                                                           Executive Officer
                                            Telephone:     (408) 747-1700
                                            Telecopy:      (408) 747-3601

         With a courtesy copy to:           COOLEY GODWARD LLP
                                            Five Palo Alto Square
                                            3000 El Camino Real
                                            Palo Alto, CA  94306-2155
                                            Attention:     Andrei Manoliu, Esq.
                                            Telephone:     (650) 843-5048
                                            Telecopy:      (650) 857-0663

         11.10 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

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         11.11  Severability.  If  any  term,  covenant  or  condition  of  this
Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

         11.12 Headings. The Article and Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Articles or paragraphs.

         11.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    [Remainder of page intentionally Customer to supply.]

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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.


AFFYMAX RESEARCH INSTITUTE                  MOLECULAR DEVICES CORPORATION



By:      /s/ Lauren L. Stevens              By:      /s/ Joseph D. Keegan
         ----------------------                      ----------------------
Title:   Secretary                          Title:   President and CEO
         ----------------------                      ----------------------
Date:    28 August 1998                     Date:    9/1/98
         ----------------------                      ----------------------
GLAXO WELLCOME, INC.                        GLAXO GROUP LIMITED



By:      /s/ Robert M. Bell                 By:      /s/ Simon Bicknell
         ----------------------                      ----------------------
Title:   Vice President, Research           Title:   Assistant Company Secretary
         ----------------------                      ----------------------
Date:    8/28/98                            Date:    28 August, 1998
         ----------------------                      ----------------------

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                                    EXHIBIT A

                                       [*]



The term [*] is used to represent the initial Licensed Product that MDC plans to develop incorporating the TLLS Technology. [*] will essentially consist of the TLLS currently produced by Affymax, along with certain modifications (MDC Improvements) that may be added by MDC. These improvements include, but are not limited to, rendering the TLLS system [*], addition of a [*] feature such as an [*], and modified [*].

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                                    EXHIBIT B

                             LICENSED PATENT RIGHTS



[*].

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                                    EXHIBIT C

                AFFYMAX TELECENTRIC LENS LUMINOMETER SYSTEM tlls
                             TECHNOLOGY DESCRIPTION


The TLLS is a microplate luminometer system comprising a CCD camera and a [*] that provides for [*] of all standard microplates having [*]. The unprocessed image of the microplate is substantially free from [*]. The system is described in technical detail in the [*].

The sensitivity of the TLLS system for detecting [*] is as follows: Dilutions of [*] in [*] are mixed with [*]. [*] is added to multiple wells of a [*]. Within [*] of mixing the [*] and [*], the plate is imaged for [*] using the TLLS system. Using this procedure, less than [*] of [*] can be detected as having a signal greater than [*] fold over the [*] control (both values with invariate "empty well" counts subtracted).

The system has been used to perform [*] in a manner that provides sensitivities for assays in [*] well plates equivalent to those achieved by competitive instruments on [*] well plates.

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                                    EXHIBIT D

                       OTHER TECHNOLOGY TRANSFER ELEMENTS


TRANSFER ELEMENTS

The purpose of this Attachment is to define those elements of the Affymax TLLS and related proprietary information and technical advice that will be necessary for MDC to receive from Affymax under the terms of this Agreement in order for MDC to develop and commercialize Licensed Products.

The following is a list of specific items that have been identified at this time. While every effort has been made to ensure the list is complete, it is in the spirit of the Agreement that the first paragraph will be used to guide any decision with regard to the transfer of any necessary items not yet listed.

   1. Patent applications and related office actions and correspondence filed in regard to the Affymax TLLS.

   2. TLLS drawings, circuit diagrams, CAD programs and files.

   3. Costed  parts  listed  and   associated   vendors,   including   materials
      specifications and lead-time for procurement.

   4. Vendor information, including letter of right to purchase from Affymax suppliers (if applicable).

   5. Clearance for TLLS information disclosure to MDC from all applicable consultants and vendors involved in the development of the TLLS, e.g., external software consultant, optics design consultant, [*].

   6. All [*] for the camera.

   7. Information in regard to obtaining software required from outside vendors.

   8. Access to external consultants involved in the development of the TLLS, e.g., external software consultants, optics design consultant, [*].

   9. Fabrication documentation, including build sequence.

  10. Access to tooling, including molds, jigs, fixtures, dies and associated documentation.

  11. Test procedures.

  12. Utility requirements.

  13. Special manufacturing room requirements, e.g., darkroom, cleanroom.

  14. Agreement that MDC personnel may observe assembly of Affymax TLLS luminometers by Affymax personnel.

  15. Specific documentation for Glaxo units described in Section 2.5.

[*]=Confidential treatment requested

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                                TABLE OF CONTENTS
                                                                           PAGE

1. DEFINITIONS................................................................2

   1.1     "Affiliate"........................................................2

   1.2     "Affymax Improvement"..............................................2

   1.3     "Best Efforts".....................................................2

   1.4     "Confidential Information".........................................2

   1.5     "[*]"..............................................................2

   1.6     "Joint Inventions".................................................2

   1.7     "Joint Know-How"...................................................2

   1.8     "Joint Patent Rights"..............................................2

   1.9     "Joint Technology".................................................2

   1.10    "Licensed Know-How"................................................3

   1.11    "Licensed Patent Rights"...........................................3

   1.12    "Licensed Products"................................................3

   1.13    "Licensed Technology"..............................................3

   1.14    "MDC Improvements".................................................3

   1.15    "MDC Sole Inventions"..............................................3

   1.16    "Net Sales"........................................................3

   1.17    "Related Technology"...............................................3

   1.18    "Third Party"......................................................4

   1.19    "TLLS".............................................................4

   1.20    "Transition Period"................................................4

   1.21    "Valid Claim"......................................................4

2. GRANT OF RIGHTS; PRODUCT DEVELOPMENT AND SUPPORT SERVICES..................4

   2.1     License Grant to MDC...............................................4

   2.2     Sublicensing.......................................................4

   2.3     No Implied License.................................................5

   2.4     MDC Marketing and Sales Authority..................................5

   2.5     Glaxo Support Services.............................................5

   2.6     Transition Period Obligations......................................5

   2.7     Commercialization of [*]; Diligence................................5

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                               TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE


3. CONSIDERATION..............................................................6

  3.1      License Fee........................................................6

  3.2      Royalties Payable to Glaxo.........................................6

  3.3      Payment; Records Retention.........................................6

  3.4      Payments to Glaxo..................................................6

4. REPORTS; RECORDS; AUDIT....................................................6

  4.1      Reports............................................................6

  4.2      Marketing Reports..................................................7

  4.3      Affymax Cost Reports...............................................7

  4.4      Tax Withholding....................................................7

  4.5      Foreign Payments...................................................7

  4.6      Audit Request......................................................7

  4.7      Survival...........................................................8

5. EXCLUSIVITY; OPTION FOR RELATED TECHNOLOGY.................................8

  5.1      Exclusivity........................................................8

  5.2      Option Under Related Technology....................................8

6. CONFIDENTIALITY............................................................9

  6.1      Confidentiality; Exceptions........................................9

  6.2      Authorized Disclosure..............................................9

  6.3      Survival...........................................................9

  6.4      Publicity..........................................................9

7. OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS......................10

  7.1      Ownership.........................................................10

  7.2      Disclosure of Patentable Inventions...............................10

  7.3      Patent Filings....................................................10

  7.4      Enforcement Rights................................................10

  7.5      Trademarks........................................................11

8. TERMS AND TERMINATION.....................................................12

  8.1      Term..............................................................12

  8.2      Termination for Cause.............................................12

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                               TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

   8.3     Termination for Bankruptcy........................................12

   8.4     Effect of Termination.............................................12

   8.5     Accrued Rights, Surviving Obligations.............................12

9. REPRESENTATIONS AND WARRANTIES............................................13

   9.1     Mutual Representations and Warranties.............................13

   9.2     Other Representations by Affymax and Glaxo........................13

10. INDEMNIFICATION..........................................................13

  10.1     Indemnification by Affymax and Glaxo..............................13

  10.2     Indemnification by MDC............................................14

  10.3     Mechanics.........................................................14

11. MISCELLANEOUS............................................................14

  11.1     Assignment........................................................14

  11.2     Dispute Resolution................................................14

  11.3     Force Majeure.....................................................15

  11.4     Compliance with Law...............................................15

  11.5     Governing Law.....................................................15

  11.6     Entire Agreement..................................................15

  11.7     Transaction Costs.................................................15

  11.8     Relationship of the Parties.......................................15

  11.9     Notices...........................................................16

  11.10    Waiver............................................................17

  11.11    Severability......................................................17

  11.12    Headings..........................................................17

  11.13    Counterparts......................................................17


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